UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Receivables Sale and Purchase Agreement

On April 30, 2018, Signet Jewelers Limited (“Signet” or the “Company”), Sterling Jewelers Inc. (“Sterling”) and Zale Delaware, Inc. (“Zale”), entered into a Receivables Sale and Purchase Agreement (“Receivables Purchase Agreement”) with CLSIG Acquisition Trust as a minority purchaser (“Minority Purchaser”) to the previously announced receivables purchase agreement with CVI SGP Acquisition Trust (“CarVal”) on March 12, 2018 (the “CarVal Receivables Purchase Agreement”).

The CarVal Receivables Purchase Agreement provided that for a period of time following the signing of the CarVal Receivables Purchase Agreement and prior to the initial closing date, Signet had an option to appoint a minority party to purchase up to 30% of the receivables sold to CarVal under the Receivables Purchase Agreement.  Signet exercised this option and has entered into the Receivables Purchase Agreement with the Minority Purchaser on substantially the same terms as the CarVal Receivables Purchase Agreement, and the description of the CarVal Receivables Purchase Agreement is incorporated herein by reference from the Company’s Current Report on Form 8-K filed on March 14, 2018.

The Receivables Purchase Agreement provides for, among other things, the purchase by the Minority Purchaser on the initial closing date of 30% of Sterling’s and Zale’s existing credit card receivables portfolio as of the specified cut-off time (“Back Book Receivables”).  In addition, from the initial closing date, the Minority Purchaser will purchase (i) 30% of all credit card receivables originated by Sterling or Zale after the cut-off time and arising in respect of accounts from which the Back Book Receivables were originated (“Add-on Receivables”); and (ii) 30% of all new credit card receivables arising in respect of non-prime accounts originated by Sterling after the cut-off time (“Forward Flow Receivables”).  As previously announced, the remaining 70% of the Back Book Receivables, Add-on Receivables and Forward Flow Receivables will be purchased by CarVal pursuant to the CarVal Receivables Purchase Agreement.  For operational reasons, Add-on Receivables and Forward Flow Receivables will be held on the Company’s balance sheet for two business days prior to selling such receivables, in each case, to either CarVal or the Minority Purchaser.

The Receivables Purchase Agreement contains customary representations, warranties, and covenants, and is subject to customary closing conditions. The Receivables Purchase Agreement is not subject to any financing condition. This description is a summary and does not purport to be a complete description of the Receivables Purchase Agreement.  It is qualified in its entirety by the full text of the Receivables Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto, which is incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description

10.1*†	Receivables Sale and Purchase Agreement, by and among Sterling Jewelers Inc., Zale Delaware, Inc., Signet Jewelers Limited and CLSIG Acquisition Trust, dated April 30, 2018

99.1*	Press Release, dated May 2, 2018

*Filed herewith
†Confidential treatment requested as to certain portions by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: May 2, 2018

	By:	/s/ Lynn Dennison
	Name:	Lynn Dennison
	Title:	Chief Legal & Transformation Officer